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Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH BY
HELEN OF TROY LIMITED OF
UP TO $300,000,000 OF SHARES OF ITS
COMMON STOCK AT A PURCHASE PRICE NOT GREATER THAN $66.50 PER SHARE
AND NOT LESS THAN $57.75 PER SHARE

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase, dated February 10, 2014 (together with any amendment or supplement thereto, the "Offer to Purchase"), and a Letter of Transmittal (together with any amendment or supplement thereto, the "Letter of Transmittal"), which, together constitute the "Offer," relating to the offer by Helen of Troy Limited, a Bermuda company (the "Company"), to purchase for cash an aggregate of up to $300 million of its outstanding common shares, par value $0.10 per share (the "Common Stock"). Capitalized terms used herein without definition have the meanings set forth in the Offer to Purchase.

        Upon the terms and subject to the conditions of the Offer, the Company will determine a single price per share of Common Stock that they will pay for shares of Common Stock properly tendered and not properly withdrawn pursuant to the Offer, taking into account the total number of shares of Common Stock properly tendered and not properly withdrawn and the prices specified by tendering shareholders. The Company will select the lowest purchase price, not greater than $66.50 per share nor less than $57.75 per share, that will allow them to purchase that number of shares of Common Stock having an aggregate purchase price of $300 million, or a lower amount depending on the number of shares of Common Stock properly tendered and not properly withdrawn (such purchase price, the "Final Purchase Price"). Upon the terms and subject to the conditions of the Offer, if shares having an aggregate purchase price of less than $300 million are properly tendered and not properly withdrawn, the Company will buy all shares properly tendered and not properly withdrawn.

        All shares of Common Stock acquired in the Offer will be acquired at the Final Purchase Price, including those shares tendered at a price lower than the Final Purchase Price. Only shares properly tendered at prices at or below the Final Purchase Price, and not properly withdrawn, will be purchased. However, because of the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase, the Company may not purchase all of the shares of Common Stock tendered at or below the Final Purchase Price if, based on the Final Purchase Price, shares having an aggregate purchase price in excess of $300 million are properly tendered and not properly withdrawn. The Offer is not conditioned on any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions described in "The Offer—Conditions of the Offer" in the Offer to Purchase.

        These materials are being forwarded to you as the beneficial owner of the Common Stock held by us for your account but not registered in your name. A tender of such Common Stock may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Common Stock held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Your instructions should be promptly forwarded to us in order to permit us to tender the Common Stock on your behalf in accordance with the terms and conditions of the Offer. The Offer will expire at 12:00 midnight, New York City time, on Monday, March 10, 2014, unless extended or earlier terminated by the Company (such date and time for the Offer, as may be extended, the "Expiration Time"). Common Stock tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Time or, if not previously returned by the Company, after 40 business days from the commencement of the Offer if the Company has not accepted the tendered Common Stock by that date.

        Your attention is directed to the following:

  •
  The Offer is for up to $300 million of the Company's outstanding Common Stock. Assuming the Offer is fully subscribed, if the Final Purchase Price is $66.50 per share, the Company would repurchase 4,511,278 shares and if the Final Purchase Price is $57.75 per share, the Company would repurchase 5,194,805 shares, which would represent approximately 14.06% and 16.19%, respectively, of the Company's currently outstanding Common Stock.

  •
  You may tender your shares at a price (in specified increments of $0.25) not greater than $66.50 per share nor less than $57.75 per share, as indicated in the attached "Instruction Form," less any applicable withholding taxes and without interest.

  •
  You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

  •
  The Offer is not conditioned on any minimum number of shares being tendered. The Offer is subject to certain conditions set forth in the Offer to Purchase in the section entitled "The Offer—Conditions of the Offer."

  •
  A registered holder of Common Stock that tenders its Common Stock directly to Computershare Trust Company, N.A., as the Depositary, will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company's purchase of shares under the Offer.

  •
  The Offer will expire at 12:00 midnight, New York City time, on Monday, March 10, 2014, unless extended or earlier terminated by the Company.

  •
  If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price which you wish to tender each portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

  •
  If you are an "odd lot" holder and you instruct us to tender on your behalf all of the shares that you own before the expiration of the Offer and check the box captioned "Odd Lots" on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the Final Purchase Price and not properly withdrawn.

  •
  If you wish to condition your tender upon the purchase of all shares tendered or upon the Company's purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company's purchase of shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned "Conditional Tender" in the attached Instruction Form.

  •
  None of the Company, its management, its Board of Directors, J.P. Morgan Securities LLC, the dealer manager for the Offer, Georgeson Inc., the information agent for the Offer, or Computershare Trust Company, N.A., the depositary for the Offer makes any recommendation to holders of Common Stock as to whether to participate in the Offer or, if a person wishes to participate, at what price or prices to tender shares in the Offer.

IF YOU WISH TO HAVE US TENDER YOUR COMMON STOCK, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO

PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME.

        PLEASE DO NOT COMPLETE THE LETTER OF TRANSMITTAL. IT IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER COMMON STOCK.

 INSTRUCTIONS WITH RESPECT TO THE OFFER

         This will instruct you to tender the common shares (the "Common Stock") of Helen of Troy Limited (the "Company"), as indicated below, held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Purchase, dated February 10, 2014 (together with any amendment or supplement thereto, the "Offer to Purchase"), and the related Letter of Transmittal (together with any amendment or supplement thereto, the "Letter of Transmittal") which, together constitute the "Offer", receipt of which documents is hereby acknowledged. Capitalized terms used herein without definition have the meanings set forth in the Offer to Purchase.

Number of shares to be tendered by you for the account of the undersigned: shares*
* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (See Instruction 5 to the Letter of Transmittal)
THE UNDERSIGNED IS TENDERING SHARES OF COMMON STOCK AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):
1.	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES BELOW UNDER "Shares Tendered At Price Determined By Shareholder," the undersigned hereby tenders shares of Common Stock at the Final Purchase Price as shall be determined by the Company in accordance with the Offer.

☐
The undersigned wants to maximize the chance that the Company will accept for payment the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders shares at, and is willing to accept, the Final Purchase Price determined by Company in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned's shares of Common Stock being deemed to be tendered at the minimum price of $57.75 per share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per share price as low as $57.75.

2.	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX ABOVE UNDER "Shares Tendered At Price Determined Under The Offer," the undersigned hereby tenders shares of Common Stock at the price checked. The undersigned understands that this action could result in the Company purchasing none of the shares tendered hereby if the Final Purchase Price determined by the Company for the shares is less than the price checked below.

☐ $57.75	☐ $59.75	☐ $61.50	☐ $63.25	☐ $65.00
☐ $58.00	☐ $60.00	☐ $61.75	☐ $63.50	☐ $65.25
☐ $58.25	☐ $60.25	☐ $62.00	☐ $63.75	☐ $65.50
☐ $58.50	☐ $60.50	☐ $62.25	☐ $64.00	☐ $65.75
☐ $58.75	☐ $60.75	☐ $62.50	☐ $64.25	☐ $66.00
☐ $59.00	☐ $61.00	☐ $62.75	☐ $64.50	☐ $66.25
☐ $59.25	☐ $61.25	☐ $63.00	☐ $64.75	☐ $66.50
☐ $59.50

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES OF COMMON STOCK PURSUANT TO THIS INSTRUCTION FORM.

A BENEFICIAL OWNER DESIRING TO GIVE INSTRUCTIONS TO HAVE ITS SHARES OF COMMON STOCK TENDERED AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN "THE OFFER—WITHDRAWAL RIGHTS" OF THE OFFER TO PURCHASE.

ODD LOTS (See Instruction 14 of the Letter of Transmittal)
To be completed ONLY if shares of Common Stock are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.
☐ By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER (See Instruction 13 of the Letter of Transmittal)

A tendering shareholder may condition the tender of shares of Common Stock upon the Company purchasing a specified minimum number of the shares tendered, all as described in "The Offer—Common Stock; price" of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his, her or its own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his, her or its shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

  SIGNATURE

Dated:	, 2014

Signature(s):

Print Name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Taxpayer Identification or Social Security Number(s)):

  NONE OF THE COMMON STOCK HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. AFTER RECEIPT OF INSTRUCTIONS TO TENDER, UNLESS OTHERWISE INDICATED, WE WILL TENDER ALL THE COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

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  Exhibit (a)(1)(E)
OFFER TO PURCHASE FOR CASH BY HELEN OF TROY LIMITED OF UP TO $300,000,000 OF SHARES OF ITS COMMON STOCK AT A PURCHASE PRICE NOT GREATER THAN $66.50 PER SHARE AND NOT LESS THAN $57.75 PER SHARE
INSTRUCTIONS WITH RESPECT TO THE OFFER